UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 11, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road
Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01   OTHER EVENTS

In a press release dated December 12, 2006, The Cheesecake Factory Incorporated announced the openings of its 120th and 121st Cheesecake Factory restaurants at the Boise Towne Square Mall in Boise, Idaho and at the Walden Galleria in Buffalo, New York, respectively, on December 11, 2006.  The restaurants contain approximately 9,400 square feet and 270 seats at the Boise, Idaho location, and approximately 10,400 square feet and 300 seats at the Buffalo, New York location.

To commemorate the openings, The Cheesecake Factory hosted a ribbon-cutting ceremony at each restaurant where the Company presented charitable organizations in the communities with a donation.  The ceremony in Boise, Idaho, held on December 7, 2006, benefited Meals on Wheels, a program that provides hot, nutritious meals every week day to more than 500 homebound seniors in Ada and Elmore counties, and Life’s Kitchen, an organization dedicated to transforming the lives of young adults by building self-sufficiency and independent living through culinary arts, life skills training and placement in the food service industry.  The ceremony in Buffalo, New York, also held on December 7, 2006, benefited Creative Edge Arts Studio of Catholic Charities of Buffalo, an alternative art therapy program for adults recovering from mental illness and/or addictions.  Each organization received a $5,000 donation.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated December 12, 2006 entitled, “The Cheesecake Factory Opens in Boise, Idaho and Buffalo, New York”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 12, 2006 entitled, “The Cheesecake Factory Opens in Boise, Idaho and Buffalo, New York”